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                                                                Exhibit 99.1


Thursday May 28, 9:00 pm Eastern Time

COMPANY PRESS RELEASE

SOURCE: Windy Hill Pet Food Company, Inc. and Doane Products Company, Inc.

DOANE/WINDY HILL IN DISCUSSIONS

NASHVILLE, Tenn., May 28/PRNewswire/ -- Doane Products Company, Inc. (DPC) of Joplin, Missouri and Windy Hill Pet Food Company, Inc. (Windy Hill) of Nashville, Tennessee jointly announced today that they are engaged in discussions concerning a potential combination of the two companies. DPC and Windy Hill both manufacture custom private label and consumer branded pet foods.

SOURCE: Windy Hill Pet Food Company, Inc. and Doane Products Company, Inc.